Exhibit 99.2

   Second Quarter 2020 Earnings Call  Tim Myers – Chief Executive OfficerErick Asmussen – Chief Financial Officer  August 4, 2020

 Important Information  2    Forward-Looking Statements This presentation contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts and expectations relating to the growth of the aerospace, ground transportation, industrials, building and construction and other end markets; statements and guidance regarding future financial results, operating performance, working capital, cash flows, liquidity and financial position; statements about cost savings and restructuring programs; statements about Arconic's strategies, outlook, business and financial prospects; statements related to costs associated with pension and other post-retirement benefit plans; statements regarding projected sources of cash flow; statements regarding potential legal liability; statements regarding the potential impact of the COVID-19 pandemic; and statements regarding actions to mitigate the impact of COVID-19. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance. Although Arconic believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, these expectations may not be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Arconic’s control. Such risks and uncertainties include, but are not limited to: (a) existing and future adverse effects in connection with COVID-19; (b) the expected benefits of the separation, including the risk that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the separation, once fully realized, will exceed our estimates; (c) the risk of operating our business as a standalone company, which could result in additional demands on Arconic’s resources, systems, procedures and controls, disruption of its ongoing business, and diversion of management’s attention from other business concerns; (d) deterioration in global economic and financial market conditions generally; (e) unfavorable changes in the markets served by Arconic; (f) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (g) competition from new product offerings, disruptive technologies, industry consolidation or other developments; (h) political, economic, and regulatory risks relating to Arconic’s global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (i) manufacturing difficulties or other issues that impact product performance, quality or safety; (j) the inability to meet demand for our products successfully or to mitigate the impact of cancellations of orders or reductions or delays caused by supply chain disruption; (k) a material disruption of Arconic’s operations, particularly at one or more of Arconic’s manufacturing facilities; (l) the inability to develop innovative new products or implement technology initiatives successfully; (m) challenges to or infringements on Arconic’s intellectual property rights; (n) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (o) the impact of potential cyber attacks and information technology or data security breaches; (p) the loss of significant customers or adverse changes in customers’ business or financial condition; (q) a significant downturn in the business or financial condition of a key supplier; (r) adverse changes in discount rates or investment returns on pension assets; (s) our inability to adequately mitigate the impact of changes in aluminum prices and foreign currency exchange rates on costs and results; (t) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Arconic to substantial costs and liabilities; (u) a determination by the IRS that the distribution or certain related transactions should be treated as taxable transactions; (v) risks associated with indebtedness, including potential restriction on our operations and the impact of events of default; and (w) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2019 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The above list of factors is not exhaustive or necessarily in order of importance. Market projections are subject to the risks discussed above and other risks in the market. The statements in this presentation are made as of the date of this presentation, even if subsequently made available by Arconic on its website or otherwise. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

 Important Information (cont’d)  3    Non-GAAP Financial MeasuresSome of the information included in this presentation is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these financial measures are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Arconic’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Arconic. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures presented by Arconic may not be comparable to non-GAAP financial measures presented by other companies. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this presentation.

 Executive Summary  4  2Q 2020 accomplishmentsReview 2Q 2020 resultsValue creation opportunities beyond recovery

Navigating Today's Challenges While Positioning for Future Growth

Safeguarding Health of Company

- Maintaining rigorous health and safety measures
- Reducing overhead and operational costs while retaining key talent
- Executing cash conservation actions of $250 million (increased from $200 million)
- Flexing highly variable cost structure while maintaining stability of operations and the supply chain

Strengthening Balance Sheet and Liquidity

- Optimized capital structure
- Total liquidity of ~$1.3 billion
- Reduced gross pension liability by ~$250 million through funding of ~$10 million and utilization of surplus
- Cash provided from operations of $30 million and capital expenditures of $21 million

Benefiting from Macro Trends Expected to Drive Future Value

- Leader in end markets with favorable secular growth trends: Industrial, Packaging, and Automotive
- Executing on strategic plan to deliver strong revenue and EBITDA growth

ARCONIC

5

Cash Conservation Actions to Mitigate COVID-19 Effects Increased to $250 million

Actions to reduce 2020 operating costs by ~$200 million (increased from $150 million) on an annualized run-rate basis + $50 million of capital reductions will improve financial profile by ~$250 million

- Reduced compensation
  - CEO salary and Directors' annual cash retainer reduced 30%
  - Senior management salaries reduced 20%
  - All other salaried employees reduced 10%
- Reduced salaried workforce 10%
- Suspended 401K match for salaried employees
- Decreased production and labor force at all U.S.-based rolling and extrusion facilities
- Combination of modified schedules and work hours, lowered costs, delayed raises at all rolling mill facilities in Europe, China, and Russia
- Will reduce 2020 capital expenditures by ~$50 million, ~30%

Anticipated Savings from COVID-19 Actions

$M	
Temporary Salary and Other Labor Actions	$100
Structural Cost Reduction Actions	$100
Capital Expenditure Management	$50
Total Savings	**$250**

Executing footprint consolidation and right-sizing global operations

ARCONIC

6

Overview of 2Q 2020 Results

- Revenue of $1.2 billion, down 38% year over year, (31%) organically
- Net loss of $92 million impacted by:
  - $76 million of after-tax special items including the annuitization of a U.K. pension obligation, debt issuance costs, restructuring and plant closure costs
- Adjusted EBITDA of $94 million, down 55% year over year
  - Adjusted EBITDA margin of 7.9%, down 310 bps year over year
- Decremental adjusted EBITDA margin of 16%
  - Year-to-date decremental margin 6%
- Free cash flow of $9 million, up $11 million year over year[1]
- Quarter-end cash balance of $595 million, debt of $1.3 billion, and total liquidity of ~$1.3 billion[2]

ARCONIC

1) 2Q 2020: Cash provided from operations of $30M less capital expenditures of $21M = consolidated free cash flow of $9M; 2Q 2019: Cash provided from operations of $38M less capital expenditures of $40M = consolidated free cash flow of ($2M).
2) Availability of the ABL is ~$680 million as of June 30, 2020 due to working capital changes in the quarter.
See appendix for non-GAAP financial measure reconciliations.

7

 2Q 2020 Revenue and EBITDA Decline Drivers  Includes aluminum price, FX, certain employee retirement benefit costs (non-service costs), and other items.  8    Revenue    Adjusted EBITDA      $M  Year over Year %  $M  Year over Year %  2Q 2019  $1,923    $211    Price  (3)  -  (3)  (1%)  Volume/Mix  (549)  (28%)  (190)  (90%)  Cost Actions  -  -  83  39%  Divestitures  (54)  (3%)  (5)  (2%)  Other1  (130)  (7%)  (2)  (1%)  2Q 2020  $1,187  (38%)  $94  (55%)

2Q 2020 End Market Overview

Ground Transportation

- Auto OEMs halted production resulting in a 57% organic revenue decline year over year
- Heavy duty truck production continued to see pressure due to weakened end market demand

Aerospace

- Commercial Aerospace OEMs experienced further operational disruption beyond 737 Max leading to a 26% year over year organic revenue decline
- OEMs maintained significant backlogs, but experienced deferments and cancellations during the quarter

Industrial Products and Other

- Sales to industrial end markets declined 16% year over year organically due to operational disruptions at customers
- Transition to industrial products at Tennessee plant nearing completion

Building and Construction

- Revenue in building and construction end markets declined 20% year over year as the pandemic put a halt to construction projects around the world

Packaging

- Packaging end market revenue grew 2% organically year over year as demand in Russia and China remained strong and facilities continued to operate in the second quarter

2Q 2020 Organic Revenue by End Market



2%
year over year
Packaging
17%
Ground
Transportation
22%
(57%)
year over year
Building and
Construction
21%
(20%)
year over year
Aerospace
19%
(26%)
year over year
Industrial
Products and
Other
21%
(16%)
year over year

ARCONIC

See appendix for non-GAAP financial measure reconciliations.

9

   2Q 2020 Segment Results  10  Includes aluminum price, FX, certain employee retirement benefit costs (non-service costs), divestitures, and other items. See appendix for non-GAAP financial measure reconciliations.    Revenue    Adjusted EBITDA            Adjusted EBITDA Margin    Drivers  ($M)  2Q19  2Q20  2Q19  Price  Volume/Mix  Cost Actions  Other1  2Q20  2Q19  2Q20    Rolled Products  $1,486  $880  $185  ($4)  ($167)  $66  ($2)  $78  12.4%  8.9%  COVID-19 pandemic disrupted supply and demand across most end markets  Year over year change  (41%)(33%) Organic      (2%)  (90%)  35%  (1%)  (58%)  -350bps      Building and Construction Systems  $292  $230  $38  -  ($10)  $9  $1  $38  13.0%  16.5%  Delays in construction projects due to COVID-19 pandemic restrictions drove reduction in salesMargin expansion reflects improvements in mix and cost actions  Year over year change  (21%)(20%) Organic      -  (26%)  24%  2%  -  +350bps      Extrusions  $145  $81  $0  $1  ($13)  $10  ($11)  ($13)  -  -  All Extrusions end markets experienced supply and demand issues related to the pandemicIncludes approximately $12 million of costs related to a write-down of inventory and customer claims  Year over year change  (44%)(36%) Organic      -  -  -  -  -  -

2H 2020 Outlook by End Market

End Market	2H20 Trajectory from 1H20
Ground Transportation ▪ Down 42% (38% organic) in 1H2020 vs. 1H2019 ▪ Second half Automotive outlook approaching 2H2019 run rate; Commercial Transportation expected to be largely in-line with 1H20	↗
Aerospace ▪ Down 19% (16% organic) in 1H2020 vs. 1H2019 ▪ Anticipate continued decline of similar magnitude	↘
Industrial Products and Other ▪ Down 12% (flat organic) in 1H2020 vs. 1H2019 primarily driven by divestitures ▪ Volumes expected to increase starting Q4 with the ramp up of the Tennessee investment and impact of international trade case	↗
Building and Construction ▪ Down 18% (15% organic) in 1H2020 vs. 1H2019 ▪ Expect flat to modest decline in second half	→
Packaging ▪ Down 17% (2% organic) 1H2020 vs. 1H2019 primarily due to divestitures ▪ Expect to remain flat in second half	→



ARCONIC

11

Strong Balance Sheet and Liquidity Profile Provide Stability in Uncertain Environment

Robust Financial Position

- New capital structure completed in May with maturities due in 2025 and 2028
- Debt structure consists of high yield notes and an undrawn $800 million asset-based lending facility[1]
- Ended the quarter with cash on hand of $595 million, total gross debt of $1.3 billion

Total Arconic Cash and ABL Availability of ~$1.3 billion[1]

Arconic Capital Structure ($M)

Cash	$595
$800 ABL facility (2025)	$0
First Lien Secured Notes (2025)	$700
Second Lien Secured Notes (2028)	$600
Total Gross Debt	$1,300
Unamortized Debt Issuance Costs	($24)
Total Debt	**$1,276**
Total Debt Net of Cash[2]	**$681**

ARCONIC

1) Availability of the ABL is ~$680 million as of June 30, 2020 due to working capital changes in the quarter.
2) Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Arconic Corporation's leverage position after considering available cash that could be used to repay outstanding debt.

12

U.K. Pension Annuitization Transaction Reduces Gross Liability by ~$250 Million

2Q 2020 Gross Liability, Pension and OPEB: $4.6B


OPEB: U.S., $0.5B, 11%
Pension: Non-U.S., $0.4B, 9%
Pension: U.S., $3.7B, 80%

2Q 2020 Net Liability, Pension and OPEB: $1.9B


OPEB: U.S., $0.5B, 26%
Pension: Non-U.S., $0.1B, 5%
Pension: U.S., $1.3B, 69%

- Purchased group annuity contract for certain U.K. pensioners
  - Reduced gross pension liabilities ~$250 million
  - Required one-time funding of ~$10 million
  - Resulted in ~$55 million non-cash settlement charge related to the buyout premium and acceleration of legacy pension actuarial losses in equity
- Current funding will dramatically reduce liability over the next five years
  - U.S. cash contribution funding level should step down ~$80 million in 2021[1]
  - Actions underway to further annuitize U.S. and non-U.S. programs

ARCONIC

1) See appendix for U.S. pension liability estimate.

13

Well-Positioned to Drive Future Value for Stakeholders

- Strategically positioned capacity including incremental 600M lbs/year[1] across the North American network requiring minimal additional capital
- Attractive end markets with favorable macro trends in Industrial, Packaging, and Automotive
- Line of sight to increased casting throughput, scrap utilization, and network debottlenecking
- Benefiting from $100 million of structural cost-out
- Continued de-levering of legacy pension, OPEB, and environmental liabilities



ARCONIC

1) Estimate based on 2019 actual run rate.

14

Packaging: Social Trends and U.S. Supply Constraints Support Can Sheet Growth

- U.S. can-sheet capacity has fallen by over 1.1 billion pounds since 2014 due to a shift to higher margin automotive sheet, creating a much tighter than historical can sheet market
- Arconic's global non-compete expires October 2020, opening opportunities for domestic production and international exports from existing Russia and China facilities
- Idle Tennessee packaging capacity can be put into service with minimal capital spend

North American can sheet market drastically under supplied by domestic producers

North American Can Sheet Market Demand[1]



5% CAGR
Billion lbs
4.4
0.4
4.0
4.6
0.9
3.7
4.9
1.3
3.6
5.1
1.5
3.6
5.4
5.7
5.9
6.2
2018
2019
2020
2021
2022
2023
2024
2025
Current estimated North American capacity

Regional production is currently in a deficit by ~1.2 billion pounds and more than 1 billion pounds of demand growth is expected over the next five years

Ongoing transition from plastic packaging driving global demand for aluminum can sheet

"Can Shortage Has Industry Crying in Its Beer"
Wall Street Journal
July 27, 2020

"Can shortage attracts a new can maker [Canpack] to the US, meanwhile US can imports surge"
Harbor Aluminum
July 16, 2020

"Another shortage! Beer, soda makers struggle with aluminum can supply, plan to limit niche drinks"
USA Today
July 15, 2020

Ball Corp to Launch Aluminum Cups in Retail & On-Premise Stores
Nasdaq
May 22, 2020

ARCONIC

1) Harbor Aluminum, *US Aluminum Rolled Products Intelligence Report*, June 2020.

15

Ongoing Light-weighting in Automotive Bolsters Aluminum Demand

- Approximately 95% of automotive business is captured under long-term contracts with OEMs
- Growth of electric vehicles, which are 15%-27% more aluminum intensive than combustion vehicles

Auto Body Sheet Consumption, North America[1]



8% CAGR
Billion lbs
1.8
2.1
1.6
2.0
2.4
2.8
3.0
2018
2019
2020
2021
2022
2023
2024

More than 900 million pounds of demand growth from 2019 levels expected over next five years

Automotive Portfolio Highlights

- Over 60 different platforms
- Recently awarded contract on large SUVs from General Motors including:
  - Chevrolet Tahoe / Suburban
  - GMC Yukon / Yukon XL
  - Cadillac Escalade / Escalade ESV
- Light trucks and SUVs made up 72% of 2019 North American market share and those vehicles have the greatest amount of aluminum content[2]



Launching on eight new vehicle platforms in 2020 expected to help drive year over year volume growth in 2021

ARCONIC

1) CRU Group, updated July 16, 2020. Data reported in kmt by CRU and converted to Billions of lbs.
2) IHS Markit.

16

Industrial: Trade Actions Could Create 1.1 Billion lbs Opportunity for Domestic Mills

- March 2020: Trade case initiated for anti-dumping (AD) against 18 countries and countervailing duties (CVD) against 4 countries[1]
- April 2020: U.S. International Trade Commission (ITC) affirmative preliminary determination that the domestic industry was harmed
- August 2020E: Preliminary CVD duties expected from the U.S. Department of Commerce (DOC). Duty deposits required
- October 2020E: Preliminary AD duties expected from DOC. Duty deposits required
- February 2021E: Final determinations from DOC
- April 2021E: Final injury determination from ITC

U.S. Aluminum Sheet Imports (Excluding Can Sheet)[2]



Billion lbs
2.0
2.0
2.1
1.0
Decline of imports equivalent to 2018 trade case would imply a 1.1 Billion lbs reduction
2017
2018
2019
2021
Rest of World
18 Countries
China
Canada
Forecast Total

2020 May YTD U.S. aluminum sheet imports (excluding can sheet) are down **44%** vs same period 2019[2]

ARCONIC

1) See ITC Preliminary Report, https://www.usitc.gov/sites/default/files/publications/701_731/pub5049.pdf; subject countries: (AD) Bahrain, Brazil, Croatia, Egypt, Germany, Greece, India, Indonesia, Italy, Korea, Oman, Romania, Serbia, Slovenia, South Africa, Spain, Taiwan, and Turkey; (CVD) Bahrain, Brazil, India, and Turkey
2) Historical data from Aluminum Association Import Dashboard; original data in kmt and converted to Billions of lbs.

17

Multiple Value Creation Opportunities Set Path to Growth Beyond Recovery

OPPORTUNITY	EBITDA GROWTH	BACKGROUND
600M lbs/year Incremental Sales[1]	$100M-$120M	▪ Incremental North American rolling capacity deployed over time in packaging, automotive, and industrial end markets supported by secular tailwinds
Permanent Cost Out	~$100M	▪ Structural cost out of $100 million related to footprint and headcount optimization
Productivity	$70-$80M	▪ Increased casting throughput, scrap utilization, shop floor productivity, and increased asset utilization[2]

Approximately $300 million of value creation opportunities

1) Compared to December 31, 2019 utilization levels.
2) Non-North American Rolling, Building and Construction, and Extrusions facilities

ARCONIC

18

Arconic is Taking Action to Drive Sustainable Improvements

- 2Q 2020 accomplishments
  - Executed separation on April 1
  - Implemented $250 million cash conservation program
  - Refinanced capital structure to improve liquidity and flexibility
  - Reduced gross pension liability by ~$250 million
- 2Q 2020 results
  - Generated free cash flow and preserved cash balance
  - Flexed highly variable cost structure and took actions to permanently reduce fixed costs
- Value creation opportunities beyond recovery
  - Arconic is well-positioned to grow EBITDA and free cash flow as the Company captures its share of end market tailwinds and as Aerospace improves over time

ARCONIC

19

 Appendix

Current Funding Should Meaningfully Reduce ~$1.3B U.S. Pension Liability

Estimated U.S. Pension Plan Funded Status

Annualized Asset Return[1,2]	Funded Status Year 1 (12/2020)	Funded Status Year 2 (12/2021)	Funded Status Year 3 (12/2022)	Funded Status Year 4 (12/2023)	Funded Status Year 5 (12/2024)
4%	($1,218M)	($1,080M)	($934M)	($781M)	($621M)
6%	($1,195M)	($1,009M)	($814M)	($615M)	($414M)
8%	($1,172M)	($937M)	($690M)	($441M)	($193M)
Range of Expected Annual U.S. Pension Contributions[3]	$260M	$178M-$181M	$177M-$185M	$168M-$188M	$153M-$190M

Current funding will dramatically reduce liability over the next five years

Source: Buck & Mercer Investments, LLC.
1) Discount rates based on the 6/30/2020 yield curve, resulting in a weighted average discount rate of 2.77%.
2) The 2020 full-year return is a combination of the actual YTD return as of 6/30/2020 and the assumed return as noted above. This results in the following 2020 returns: 7.5%, 8.5%, and 9.5% for the 4%, 6%, and 8% return scenarios, respectively.
3) Minimum required contributions are paid in all years; all contributions payable during 2020 are made on the last day of the year; no potential risk management activity, such as annuity buyouts, are taken into account; the range of contributions shown are for asset returns between 4% and 8%.
All other assumptions, methods, plan provisions, and data are the same as those used for the 2020 expense valuation.

ARCONIC

22

Segment Adjusted EBITDA Reconciliation

($M)	Quarter ended June 30,	
	2020	2019[1]
Total Segment Adjusted EBITDA[(2),(3)]	$ 103	$ 223
Unallocated amounts:		
Corporate expenses[(3),(4)]	(7)	(12)
Stock-based compensation expense	(5)	(12)
Provision for depreciation and amortization	(68)	(64)
Restructuring and other charges	(77)	(38)
Other[(3),(5)]	(13)	(45)
Operating (loss) income	(67)	52
Interest expense	(40)	(29)
Other expenses, net[(3)]	(16)	(10)
Benefit (Provision) for income taxes	31	(8)
Net income attributable to noncontrolling interest	–	–
Consolidated net (loss) income attributable to Arconic Corporation	$ (92)	$ 5

1) Prior to April 1, 2020, Arconic Corporation's financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation's former parent company's financial statements. Accordingly, the Company's results of operations for the quarter ended June 30, 2019 were prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company's consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation's Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

2) Effective in the second quarter of 2020, management elected to change the profit or loss measure of the Company's reportable segments from Segment operating profit to Segment Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) for internal reporting and performance measurement purposes. This change was made to enhance the transparency and visibility of the underlying operating performance of each segment. Arconic Corporation calculates Segment Adjusted EBITDA as Total sales (third-party and intersegment) minus each of (i) Cost of goods sold, (ii) Selling, general administrative, and other expenses, and (iii) and Research and development expenses, plus Stock-based compensation expense. Previously, the Company calculated Segment operating profit as Segment Adjusted EBITDA minus both Stock-based compensation expense and the Provision for depreciation and amortization. Arconic Corporation's Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies' reportable segments.

Total Segment Adjusted EBITDA is the sum of the respective Segment Adjusted EBITDA for each of the Company's three reportable segments: Rolled Products, Building and Construction Systems, and Extrusions. This amount is being presented for the sole purpose of reconciling Segment Adjusted EBITDA to the Company's Consolidated net income.

ARCONIC

23

Segment Adjusted EBITDA Reconciliation (cont'd)

3) In preparation for the separation of Arconic Corporation from its former parent company, effective January 1, 2020, certain U.S. defined benefit pension and other postretirement plans previously sponsored by the former parent company were separated into standalone plans for both Arconic Corporation and the former parent company. Additionally, effective April 1, 2020, Arconic Corporation assumed a portion of the obligations associated with certain non-U.S. defined benefit pension plans that included participants related to both Arconic Corporation and its former parent company, as well as legacy defined benefit pension plans assigned to the Company as a result of the separation from the former parent company. As a result, beginning in the first quarter of 2020 for these U.S. plans and in the second quarter of 2020 for these non-U.S. plans, Arconic Corporation applied defined benefit plan accounting resulting in benefit plan expense being recorded in operating income (service cost) and nonoperating income (nonservice cost). In all historical periods prior to these respective timeframes, Arconic Corporation was considered a participating employer in the former parent company's defined benefit plans and, therefore, applied multiemployer plan accounting resulting in the Company's share of benefit plan expense being recorded entirely in operating income. Also, Arconic Corporation is the plan sponsor of certain other non-U.S. defined benefit plans that contain participants related only to the underlying operations of the Company and, therefore, the related benefit plan expense was recorded in accordance with defined benefit plan accounting in all periods presented. The following table presents the total benefit plan expense (excluding settlements and curtailments) recorded by Arconic Corporation based on the foregoing in each period presented:

	Quarter ended June 30, 2020	Quarter ended June 30, 2019
Total Segment Adjusted EBITDA	$ (6)	$ (22)
Unallocated amounts:		
Corporate expenses	–	(4)
Other	–	(2)
Subtotal	–	(6)
Other expenses, net	(18)	–
Total	$ (24)	$ (28)

4) Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities, as well as research and development expenses of the corporate technical center. The amount presented for the quarter ended June 30, 2019 represents an allocation of Arconic Corporation's former parent company's corporate expenses (see footnote 1 above).

5) Other includes certain items that impact Cost of goods sold and Selling, general administrative, and other expenses on the Company's Statement of Consolidated Operations that are not included in Segment Adjusted EBITDA, including those described as "Other special items" (see footnote 3 to the Reconciliation of Total Company Adjusted EBITDA included in this presentation).

ARCONIC

24

Reconciliation of Total Company Adjusted EBITDA

($M)	Quarter ended June 30, 2020	Quarter ended June 30, 2019[1]	Six months ended June 30, 2020	Six months ended June 30, 2019[1]
Net (loss) income attributable to Arconic Corporation	$ (92)	$ 5	$ (32)	$ 46
Add:				
Net income attributable to noncontrolling interest	-	-	-	-
(Benefit) Provision for income taxes	(31)	8	-	33
Other expenses, net[2]	16	10	42	(4)
Interest expense	40	29	75	57
Restructuring and other charges	77	38	58	40
Provision for depreciation and amortization	68	64	128	127
Stock-based compensation	5	12	12	18
Other special items[3]	11	45	29	50
Adjusted EBITDA[2]	$ 94	$ 211	$ 312	$ 367
Revenue	$ 1,187	$1,923	$ 2,798	$3,764
Adjusted EBITDA Margin	7.9%	11.0%	11.2%	9.8%
Year over year change in revenue	$ (736)		$ (966)	
Year over year change in Adjusted EBITDA	$ (117)		$ (55)	
Decremental Adjusted EBITDA margin	16%		6%	

Arconic Corporation's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for the following items: Provision for depreciation and amortization; Stock-based compensation; and Other special items. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items are composed of restructuring and other charges, discrete income tax items, and other items as deemed appropriate by management. There can be no assurances that additional special items will not occur in future periods. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic Corporation's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

1) Prior to April 1, 2020, Arconic Corporation's financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation's former parent company's financial statements. Accordingly, the Company's results of operations for the quarter ended June 30, 2019, were prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company's consolidated results of operations had it been a standalone company during the referenced periods. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation's Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

ARCONIC

25

Reconciliation of Total Company Adjusted EBITDA (cont'd)

2) In preparation for the separation of Arconic Corporation from its former parent company, effective January 1, 2020, certain U.S. defined benefit pension and other postretirement plans previously sponsored by the former parent company were separated into standalone plans for both Arconic Corporation and the former parent company. Additionally, effective April 1, 2020, Arconic Corporation assumed a portion of the obligations associated with certain non-U.S. defined benefit pension plans that included participants related to both Arconic Corporation and its former parent company, as well as legacy defined benefit pension plans assigned to the Company as a result of the separation from the former parent company. As a result, beginning in the first quarter of 2020 for these U.S. plans and in the second quarter of 2020 for these non-U.S. plans, Arconic Corporation applied defined benefit plan accounting resulting in benefit plan expense being recorded in operating income (service cost) and nonoperating income (nonservice cost). In all historical periods prior to these respective timeframes, Arconic Corporation was considered a participating employer in the former parent company's defined benefit plans and, therefore, applied multiemployer plan accounting resulting in the Company's share of benefit plan expense being recorded entirely in operating income. Also, Arconic Corporation is the plan sponsor of certain other non-U.S. defined benefit plans that contain participants related only to the underlying operations of the Company and, therefore, the related benefit plan expense was recorded in accordance with defined benefit plan accounting in all periods presented. The following table presents the total benefit plan expense (excluding settlements and curtailments) recorded by Arconic Corporation based on the foregoing in each period presented:

	Quarter ended		Six months ended	
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Cost of goods sold	$ 6	$ 24	$11	$47
Selling, general administrative, and other expenses	–	3	–	7
Research and development expenses	–	1	–	1
Other expenses, net	18	–	39	1
	$ 24	$ 28	$ 50	$ 56

3) Other special items include the following:

- for the quarter ended June 30, 2020, costs related to several legal matters, including customer settlement ($5), Grenfell Tower ($3), and other ($3);
- for the quarter ended June 30, 2019, a charge for an ongoing environmental remediation matter referred to as Grasse River ($25) and an allocation of costs incurred by Arconic Corporation's former parent company associated with the following matters: the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies ($9), negotiation of a collective bargaining agreement with the United Steelworkers ($9), and a legal matter referred to as Grenfell Tower ($2);
- for the six months ended June 30, 2020: an allocation of costs incurred by Arconic Corporation's former parent company associated with the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies ($18) and costs related to several legal matters, including customer settlement ($5), Grenfell Tower ($3), and other ($3);
- for the six months ended June 30, 2019: a charge for an ongoing environmental remediation matter referred to as Grasse River ($25) and an allocation of costs incurred by Arconic Corporation's former parent company associated with the following matters: the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies ($10), negotiation of a collective bargaining agreement with the United Steelworkers ($9), a legal matter referred to as Grenfell Tower ($3), and a company-wide strategy and portfolio review by management ($3).

ARCONIC

26

Reconciliation of Net Debt to Adjusted EBITDA, excluding non-service costs

($M)	Quarter ended March 31, 2019[1]	June 30, 2019[1]	September 30, 2019[1]	December 30, 2019[1]	March 31, 2020	June 30, 2020
Net income (loss) attributable to Arconic Corporation	$ 41	$ 5	$ (7)	$ 186	$ 60	$ (92)
Add:						
Provision (Benefit) for income taxes	25	8	22	(103)	31	(31)
Other (income) expenses, net[2]	(14)	10	-	(11)	26	16
Interest expense	28	29	29	29	35	40
Restructuring and other charges	2	38	64	(17)	(19)	77
Provision for depreciation and amortization	63	64	63	62	60	68
Stock-based compensation	6	12	10	12	7	5
Other special items[3]	5	45	13	18	18	11
Adjusted EBITDA[2]	$ 156	$ 211	$ 194	$ 176	$ 218	$ 94
Pension/OPEB non-service costs [4]	22	21	22	21	(1)	-
Adjusted EBITDA, excluding non-service costs[2]	$ 178	$ 232	$ 216	$ 197	$ 217	$ 94
Long-term debt						$ 1,276
Less: Cash and cash equivalents						595
Net Debt[5]						$ 681
Net Debt to Trailing Twelve Months Adjusted EBITDA, excluding non-service costs						0.94

Arconic Corporation's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for the following items: Provision for depreciation and amortization; Stock-based compensation; and Other special items. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items are composed of restructuring and other charges, discrete income tax items, and other items as deemed appropriate by management. There can be no assurances that additional special items will not occur in future periods. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic Corporation's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

1) Prior to April 1, 2020, Arconic Corporation's financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation's former parent company's financial statements. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company's consolidated results of operations had it been a standalone company during the referenced periods. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation's Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

ARCONIC

27

 2) In preparation for the separation of Arconic Corporation from its former parent company, effective January 1, 2020, certain U.S. defined benefit pension and other postretirement plans previously sponsored by the former parent company were separated into standalone plans for both Arconic Corporation and the former parent company. Additionally, effective April 1, 2020, Arconic Corporation assumed a portion of the obligations associated with certain non-U.S. defined benefit pension plans that included participants related to both Arconic Corporation and its former parent company, as well as legacy defined benefit pension plans assigned to the Company as a result of the separation from the former parent company. As a result, beginning in the first quarter of 2020 for these U.S. plans and in the second quarter of 2020 for these non-U.S. plans, Arconic Corporation applied defined benefit plan accounting resulting in benefit plan expense being recorded in operating income (service cost) and nonoperating income (nonservice cost). In all historical periods prior to these respective timeframes, Arconic Corporation was considered a participating employer in the former parent company’s defined benefit plans and, therefore, applied multiemployer plan accounting resulting in the Company’s share of benefit plan expense being recorded entirely in operating income. Also, Arconic Corporation is the plan sponsor of certain other non-U.S. defined benefit plans that contain participants related only to the underlying operations of the Company and, therefore, the related benefit plan expense was recorded in accordance with defined benefit plan accounting in all periods presented.3) Other special items include the following: for the quarter ended March 31, 2019, an allocation of costs incurred by Arconic Corporation’s former parent company associated with the following matters: the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies ($1), a legal matter referred to as Grenfell Tower ($1), and a company-wide strategy and portfolio review by management ($3); for the quarter ended June 30, 2019, a charge for an ongoing environmental remediation matter referred to as Grasse River ($25) and an allocation of costs incurred by Arconic Corporation’s former parent company associated with the following matters: the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies ($9), negotiation of a collective bargaining agreement with the United Steelworkers ($9), and a legal matter referred to as Grenfell Tower ($2); for the quarter ended September 30, 2019, an allocation of costs incurred by Arconic Corporation’s former parent company associated with the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies ($13); for the quarter ended December 31, 2019, an allocation of costs incurred by Arconic Corporation’s former parent company associated with the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies ($17) and a legal matter referred to as Grenfell Tower ($1); for the quarter ended March 31, 2020, an allocation of costs incurred by Arconic Corporation’s former parent company associated with the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies ($18), and for the quarter ended June 30, 2020, costs related to several legal matters, including customer settlement ($5), Grenfell Tower ($3), and other ($3).4) This adjustment reflects a proxy of non-service cost associated with certain defined benefit pension and other postretirement plan obligations had standalone plans existed for all the Company’s participants instead of participating in defined benefit plans sponsored by Arconic Corporation’s former parent company (see footnote 2 above).5) Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Arconic Corporation’s leverage position after considering available cash that could be used to repay outstanding debt.   28  Reconciliation of Net Debt to Adjusted EBITDA, excluding non-service costs (Cont’d)

 29  Adjusted EBITDA to Free Cash Flow Bridge  ($M)  Quarter endedJune 30, 2020   Adjusted EBITDA(1)  $94   Change in working capital(2)  (7)   Cash payments for:     Pension contributions  (12)   Other postretirement benefits  (13)   Restructuring actions  (9)   Interest  (5)   Income taxes  (7)   Capital expenditures  (21)   Other  (11)  Free Cash Flow(3)(4)  $9  Arconic Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for the following items: Provision for depreciation and amortization; Stock-based compensation; and Other special items. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items are composed of restructuring and other charges, discrete income tax items, and other items as deemed appropriate by management. There can be no assurances that additional special items will not occur in future periods. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. The Company has provided a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure in this presentation (see the Reconciliation of Total Company Adjusted EBITDA presented elsewhere in this Appendix). Arconic Corporation’s definition of working capital is Customer receivables plus Inventories less Accounts payable, trade.Arconic Corporation’s definition of Free Cash Flow is Cash from operations less capital expenditures. Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain and expand Arconic Corporation’s asset base and expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. 2Q 2020: Cash provided from operations of $30M less capital expenditures of $21M = consolidated free cash flow of $9M.

Reconciliation of Total Company Organic Revenue by End Market

($M)	Ground Transportation	Building and Construction	Aerospace	Packaging	Industrial Products and Other	Total
2Q19						
Revenue	$666	$345	$344	$241	$327	$1,923
Less:						
Sales – Itapissuma	3	6	—	25	8	42
Sales – Changwon	—	—	9	—	4	13
Organic Revenue	$663	$339	$335	$216	$315	$1,868
2Q20						
Revenue	$257	$263	$237	$195	$239	$1,191
Less:						
Aluminum price impact	(23)	(6)	(9)	(22)	(18)	(78)
Foreign currency impact	(2)	(2)	(1)	(3)	(8)	(16)
Organic Revenue	$282	$271	$247	$220	$265	$1,285

	Ground Transportation	Building and Construction	Aerospace	Packaging	Industrial Products and Other	Total
1H19						
Revenue	$1,348	$675	$664	$451	$626	$3,764
Less:						
Sales – Itapissuma	7	10	—	49	16	82
Sales – Changwon	—	—	13	—	13	26
Organic Revenue	$1,341	$665	$651	$401	$598	$3,656
1HQ20						
Revenue	$786	$554	$537	$373	$552	$2,802
Less:						
Sales – Itapissuma	1	1	—	7	2	11
Sales – Changwon	—	—	—	—	8	8
Aluminum price impact	(44)	(9)	(13)	(27)	(50)	(143)
Foreign currency impact	(4)	(4)	—	1	(6)	(13)
Organic Revenue	$833	$566	$550	$392	$598	$2,939

ARCONIC

Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of the sale of an aluminum rolling mill in Brazil (divested in February 2020), the sale of a hard alloy extrusions plant in South Korea (divested in March 2020), and the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year period.

30

Reconciliation of Organic Revenue by Segment  31  Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of the sale of an aluminum rolling mill in Brazil (divested in February 2020), the sale of a hard alloy extrusions plant in South Korea (divested in March 2020), and the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year period.  ($M)          Quarter ended                  June 30,                  2019     2020  Total                     Revenue       $1,923      $1,191      Less:                      Revenue – Itapissuma     42      -         Revenue – South Korea     13      -         Aluminum price impact      n/a      (78)        Foreign currency impact      n/a      (16)     Organic revenue       $1,868      $1,285   Rolled Products                     Revenue       $1,486      $880      Less:                      Revenue – Itapissuma     42      -         Aluminum price impact      n/a      (73)        Foreign currency impact      n/a      (14)     Organic revenue       $1,444      $967   Building and Construction Systems                     Revenue       $292      $230      Less:                      Aluminum price impact      n/a      (2)        Foreign currency impact      n/a      (2)     Organic revenue       $292      $234   Extrusions                     Revenue       $145      $81      Less:                    Revenue – South Korea    13    -        Aluminum price impact      n/a      (3)        Foreign currency impact      n/a      -     Organic revenue       $132      $84